FOR IMMEDIATE RELEASE

Iron Mountain Reports First Quarter 2020 Results

BOSTON – May 7, 2020 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the first quarter of 2020. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.
“We are operating in unprecedented times due to the COVID-19 pandemic,” said William L. Meaney, president and CEO of Iron Mountain. "Right now, our top priority is to ensure the safety and well-being of our Mountaineers, their families and ones they come in contact with - all whilst continuing to safely serve our customers around the world. As a global business, we have been assessing the situation and implementing extensive precautionary measures since first learning about the virus. Whilst the pandemic is continuing to evolve at a rapid pace, we are closely monitoring the situation and working to minimize the spread of the virus and limit its impact on our people, customers, business and operations. Given the extreme level of economic uncertainty and lack of visibility, we believe the most prudent course of action is to withdraw our 2020 guidance until the economic environment stabilizes. I am confident that the underlying strength of our business model remains intact, and that we will get through this and come out of it an even stronger company."
Meaney commented on the results, “We delivered very strong performance in the first quarter, with year-over-year growth in organic revenue, Adjusted EBITDA, Adjusted EPS and AFFO. Importantly, the swift and decisive actions we executed in Q4 as part of Project Summit delivered Adjusted EBITDA benefits above our expectations. Our core Global Records and Information Management business continues to demonstrate durability, with organic storage rental revenue growth of 2.1%, and a 230 basis point expansion in Adjusted EBITDA margin. As we have mentioned before, our team is focused on driving AFFO and we are pleased to report a new all-time high, demonstrating the strength of our business model. Our Global Data Center Business had a strong Q1, with organic revenue growth of nearly 10%. We signed 6.4 megawatts of new and expansion leases, and our pipeline remains robust. Additionally, in light of the current environment and the strong start to Project Summit, we have identified additional opportunities to expand the program, and expect to be able to achieve higher levels of Adjusted EBITDA benefit than we initially expected."

Financial Performance Highlights for the First Quarter of 2020

•
Total reported Revenues for the first quarter were $1.07 billion, compared with $1.05 billion in the first quarter of 2019. Excluding the impact of foreign exchange, total reported Revenues grew 3.2% compared to the prior year, reflecting solid growth trends in the Global Data Center and Global Records and Information Management segments, as well as benefits from revenue management.

•
Income from Continuing Operations for the first quarter was $64.9 million, compared with $30.5 million in the first quarter of 2019. Income from Continuing Operations in the first quarter of 2020 included Restructuring Charges of $41.0 million associated with the implementation of Project Summit and an Intangible Impairment charge of $23.0 million related to the writedown of goodwill associated with the Fine Arts business. Income from Continuing Operations included $2.7 million of Significant Acquisition Costs in the first quarter of 2019.

•
Adjusted EBITDA for the first quarter was $363.1 million, compared with $324.5 million in the first quarter of 2019. On a constant currency basis, Adjusted EBITDA increased by 13.7%, driven in part by lower overhead costs, benefits from Project Summit, and the flow through from revenue management.

•	Reported EPS - Fully Diluted from Continuing Operations for the first quarter was $0.22, compared with $0.10 in the first quarter of 2019.

•	Adjusted EPS for the first quarter was $0.27, compared with $0.17 in the first quarter of 2019.

•
Net Income for the first quarter was $64.9 million compared with $30.5 million in the first quarter of 2019. Net Income in the first quarter of 2020 included the aforementioned Restructuring Charges related to Project Summit and the Intangible Impairment charge, as well as Foreign Currency Transaction Gains of $37.4 million.

•	FFO (Normalized) per share was $0.59 for the first quarter, compared with $0.48 in the first quarter of 2019, or an increase of 22.9%.

•	AFFO was $231.2 million for the first quarter, representing the highest quarterly level, compared with $193.4 million in the first quarter of 2019, an increase of 19.6%.
COVID-19 Response Update

Meaney continued, “Whilst we are fortunate that Iron Mountain is considered an essential service in many locations and sectors where we operate, we have seen a slowdown in our service business driven by the numerous country and local shutdowns, and the substantial increase in remote working policies across organizations. As such, we have taken a number of steps to help Iron Mountain withstand the crisis, reduce operating expenses and create financial flexibility.”
Business Operations Update
Since the beginning of the crisis, Iron Mountain has taken decisive actions to protect the health and safety of its employees, provide essential and innovative solutions to customers and ensure overall business continuity, including:

•
Implemented heightened safety and cleaning procedures to help keep employees safe and healthy as they continue to service the more than 96% of Global Records and Information Management facilities that have remained open at varying levels of operations;

•	Providing customers with storage and distribution of PPE and other critical healthcare supplies; and

•	Offering new and innovative solutions around document scanning and application of artificial intelligence through Iron Mountain’s InSight platform to help enable customers’ home-based workforces.

Cost Containment and Financial Management Update
Iron Mountain has also taken actions to maintain financial and strategic flexibility, including:

•	Terminating nearly all temporary and contract workers;

•
Introducing furloughs, mandatory vacation or sick time off, and other temporary compensation reduction measures for approximately one-third of its global workforce to align with near-term activity levels;

•	Deferring certain previously planned non-essential capital investments and implementing a temporary freeze in M&A spend.

Meaney concluded, “Decisions that impact our employees are never taken lightly and we have set up numerous resources to support impacted employees during this unprecedented time. As we look ahead, we are focused on managing the health of the business to ensure we can continue providing a premier experience to our customers. I am especially proud of all of our teams that have come together to address the unique challenges presented by the pandemic.”
Liquidity Update
Iron Mountain is operating from a strong liquidity and cash position. As of the end of the first quarter, the Company had cash on hand of $153 million and $1.1 billion available under its revolving credit facility, resulting in more than $1.2 billion in liquidity.

Project Summit Update

Iron Mountain has identified additional opportunities to accelerate strategies to streamline its business and operations, and has broadened the scope and size of Project Summit. The program is now expected to generate $375 million of Adjusted EBITDA benefits exiting 2021. This represents a meaningful increase from the prior expectation of $200 million. The total program is expected to cost approximately $450 million to implement, up from the prior expectation of $240 million.

Dividend
On May 5, 2020, Iron Mountain's board of directors declared a quarterly cash dividend of $0.6185 per share for the second quarter. The second-quarter 2020 dividend is payable on July 2, 2020, for shareholders of record on June 15, 2020.

Guidance
In light of the uncertain operating environment, Iron Mountain has withdrawn its previously provided 2020 guidance, including for Revenue, Adjusted EBITDA, Adjusted EPS, and AFFO.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of more than 90 million square feet across more than 1,480 facilities in approximately 50 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include secure records storage, information management, digital transformation, secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Greer Aviv	Nathan McCurren
Senior Vice President, Investor Relations	Director, Investor Relations
Greer.Aviv@ironmountain.com	Nathan.McCurren@ironmountain.com

Forward Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, plans and current expectations, such as outlook for 2020, statements about: the expected impact of COVID-19 on our operations and financial conditions; the expected benefits, costs and actions related to Project Summit; planned 2020 capital expenditures, M&A and other investments; leverage; our dividend policy, and longer term capital allocation goals, and other goals. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations.

These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. Important factors that could cause actual results to differ from expectations include the impact of COVID-19 on our operations, including: a decrease in revenue, particularly from our service operations as we and our customers have restricted movement and personal interaction to limit the spread of the virus and comply with regulations; risks to our business operations as a result of many employees working from home; a decrease is cash collections; our ability to meet our cash needs, raise capital and execute on our growth strategy; as well as our ability to meet our leverage and other covenants in our debt documents. Other risk factors include (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost and our ability to comply with laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) our ability or inability to execute our strategic growth plan, expand internationally, complete acquisitions on satisfactory terms, and to integrate acquired companies efficiently; (vi) changes in the amount of our growth and recurring capital expenditures and our ability to raise capital and invest according to plan; (vii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or IT systems and the impact of such incidents on our reputation and ability to compete; (viii) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees and execute on our strategy (ix) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (x) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (xi) the impact of executing on our growth strategy through joint ventures; (xii) our ability to comply with our existing debt obligations and restrictions in our debt instruments or to obtain additional financing to meet our working capital needs; (xiii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiv) changes in the cost of our debt; (xv) the impact of alternative, more attractive investments on dividends; (xvi) the cost or potential liabilities associated with real estate necessary for our business; (xvii) the performance of business partners upon whom we depend for technical assistance or management expertise; (xiii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Reconciliation of Non-GAAP Measures:

Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release.

Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	3/31/2020	12/31/2019
ASSETS
Current Assets:
Cash and Cash Equivalents	$152,684	$193,555
Accounts Receivable, Net	831,507	850,701
Other Current Assets	214,865	192,083
Total Current Assets	$1,199,056	$1,236,339
Property, Plant and Equipment:
Property, Plant and Equipment	$7,950,140	$8,048,906
Less: Accumulated Depreciation	(3,429,048)	(3,425,869)
Property, Plant and Equipment, Net	$4,521,092	$4,623,037
Other Assets, Net:
Goodwill	$4,372,503	$4,485,209
Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles	1,363,943	1,393,183
Operating Lease Right-of-use Assets	1,906,678	1,869,101
Other	203,064	209,947
Total Other Assets, Net	$7,846,188	$7,957,440
Total Assets	$13,566,336	$13,816,816

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$127,557	$389,013
Accounts Payable	321,160	324,708
Accrued Expenses and Other Current Liabilities	872,147	961,752
Deferred Revenue	260,399	274,036
Total Current Liabilities	$1,581,263	$1,949,509
Long-term Debt, Net of Current Portion	8,708,017	8,275,566
Long-term Operating Lease Liabilities	1,760,478	1,728,686
Other Long-term Liabilities (1)	392,737	398,828
Total Long-term Liabilities	$10,861,232	$10,403,080
Total Liabilities	$12,442,495	$12,352,589
Equity
Total Stockholders' Equity	$1,123,675	$1,463,962
Noncontrolling Interests	166	265
Total Equity	$1,123,841	$1,464,227
Total Liabilities and Equity	$13,566,336	$13,816,816
(1) Includes redeemable noncontrolling interests of $62.2M and $67.7M as of March 31, 2020 and December 31, 2019, respectively.

Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q1 2020	Q1 2019	% Change
Revenues:
Storage Rental	$683,547	$662,974	3.1%
Service	385,184	390,889	(1.5)%
Total Revenues	$1,068,731	$1,053,863	1.4%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization)	$466,921	$460,646	1.4%
Selling, General and Administrative	238,733	268,711	(11.2)%
Depreciation and Amortization	162,584	162,483	0.1%
Significant Acquisition Costs	—	2,746	n/a
Restructuring Charges	41,046	—	n/a
Intangible Impairments	23,000	—	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(1,055)	602	n/a
Total Operating Expenses	$931,229	$895,188	4.0%

Operating Income (Loss)	$137,502	$158,675	(13.3)%
Interest Expense, Net	105,649	102,436	3.1%
Foreign Currency Transaction (Gain) / Loss	(37,399)	17,697	n/a
Other (Income) Expense, Net	(5,327)	(2,487)	n/a
Income (Loss) before Provision (Benefit) for Income Taxes	$74,579	$41,029	81.8%
Provision (Benefit) for Income Taxes	9,687	10,553	(8.2)%
Income (Loss) from Continuing Operations	$64,892	$30,476	112.9%
(Loss) Income from Discontinued Operations, Net of Tax	—	(24)	n/a
Net Income (Loss)	$64,892	$30,452	113.1%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	917	891	2.9%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$63,975	$29,561	116.4%

Earnings (Losses) per Share - Basic:
Income (Loss) from Continuing Operations	$0.22	$0.10	120.0%
Total (Loss) Income from Discontinued Operations	—	—	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.22	$0.10	120.0%

Earnings (Losses) per Share - Diluted:
Income (Loss) from Continuing Operations	$0.22	$0.10	120.0%
Total (Loss) Income from Discontinued Operations	—	—	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.22	$0.10	120.0%

Weighted Average Common Shares Outstanding - Basic	287,840	286,528	0.5%
Weighted Average Common Shares Outstanding - Diluted	288,359	287,492	0.3%

Reconciliation of Income from Continuing Operations to Adjusted EBITDA
(Dollars in thousands)

	Q1 2020	Q1 2019	% Change

Income from Continuing Operations	$64,892	$30,476	112.9%

Add / (Deduct):
Intangible Impairments	23,000	—	n/a
Provision (Benefit) for Income Taxes	9,687	10,553	(8.2)%
Foreign Currency Transaction (Gain) / Loss	(37,399)	17,697	n/a
Other (Income) Expense, Net	(5,327)	(2,487)	n/a
Interest Expense, Net	105,649	102,436	3.1%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(1,055)	602	n/a
Depreciation and Amortization	162,584	162,483	0.1%
Significant Acquisition Costs	—	2,746	n/a
Restructuring Charges	41,046	—	n/a
Adjusted EBITDA	$363,077	$324,506	11.9%

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (including real estate), net; (ii) intangible impairments; (iii) other (income) expense, net (which includes foreign currency transaction (gains) losses, net); (iv) Significant Acquisition Costs; and (v) Restructuring Charges. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.
Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q1 2020	Q1 2019	% Change

Reported EPS - Fully Diluted from Continuing Operations	$0.22	$0.10	120.0%

Add / (Deduct):
Intangible Impairments	0.08	—
Other (Income) Expense, Net	(0.150)	0.05
Significant Acquisition Costs	—	0.01
Restructuring Charges	0.14	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.02)	—
Adjusted EPS - Fully Diluted from Continuing Operations	$0.27	$0.17	58.8%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended March 31, 2020 and 2019, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three months ended March 31, 2020 and 2019 was 17.1% and 18.9%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the full year adjustment.

Adjusted Earnings Per Share, or Adjusted EPS
Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (i) (gain) loss on disposal/write-down of property, plant and equipment (including real estate), net; (ii) intangible impairments; (iii) other (income) expense, net (which includes foreign currency transaction (gains) losses, net); (iv) Significant Acquisition Costs; (v) Restructuring Charges; and (vi) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Reconciliation of Net Income Attributable to IRM to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q1 2020	Q1 2019	% Change

Net Income	$64,892	$30,452	113.1%
Add / (Deduct):
Real Estate Depreciation (1)	76,587	73,079
Loss (Gain) on Sale of Real Estate, Net of Tax	(492)	—
Data Center Lease-Based Intangible Asset Amortization (2)	11,353	12,609

FFO (Nareit)	$152,340	$116,140	31.2%
Add / (Deduct):
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(244)	602
Foreign Currency Transaction (Gain) / Loss	(37,399)	17,697
Other (Income) Expense, Net	(5,327)	(2,487)
Intangible Impairments	23,000	—
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(6,812)	(709)
Loss (Income) from Discontinued Operations, Net of Tax	—	24
Real Estate Financing Lease Depreciation	3,163	3,504
Significant Acquisition Costs	—	2,746
Restructuring Charges	41,046	—
FFO (Normalized)	$169,767	$137,517	23.5%

Per Share Amounts (Fully Diluted Shares)
FFO (Nareit)	$0.53	$0.40	32.5%
FFO (Normalized)	$0.59	$0.48	22.9%

Weighted Average Common Shares Outstanding - Basic	287,840	286,528	0.5%
Weighted Average Common Shares Outstanding - Diluted	288,359	287,492	0.3%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("Nareit") and us as net income (loss) excluding depreciation on real estate assets, gains on sale of real estate, net of tax and amortization of data center leased-based intangibles ("FFO (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, modifications to FFO (Nareit) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net); (iv) real estate financing lease depreciation; (v) Significant Acquisition Costs; (vi) Restructuring Charges; (vii) the tax impact of reconciling items and discrete tax items; (viii) loss (income) from discontinued operations, net of tax; and (ix) loss (gain) on sale of discontinued operations, net of tax.
FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.
Reconciliation of Net Income Attributable to IRM to FFO and AFFO (continued)

(Dollars in thousands)

	Q1 2020	Q1 2019	% Change

FFO (Normalized)	$169,767	$137,517	23.5%
Add / (Deduct):
Non-Real Estate Depreciation	33,949	38,028
Amortization Expense (1)	31,907	31,317
Amortization of Deferred Financing Costs	4,513	4,108
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,683	3,645
Non-Cash Rent Expense (Income)	2,545	(617)
Stock-based Compensation Expense	5,086	8,519
Reconciliation to Normalized Cash Taxes	2,176	(3,879)
Less:
Non-Real Estate Growth Investment	8,378	9,406
Real Estate, Data Center and Non-Real Estate Recurring CapEx	13,004	15,833
AFFO	$231,244	$193,399	19.6%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $5.6M and $3.9M in Q1 2020 and Q1 2019, respectively.

Adjusted Funds From Operations, or AFFO
AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income plus depreciation on non-real estate assets, amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, and excluding amortization expense associated with capitalized internal commissions, amortization of deferred financing costs, revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less recurring capital expenditures and non-real estate growth investments (on a cash basis), excluding Significant Acquisition Capital Expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Significant Acquisition Costs, Restructuring Charges, and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we consider these expenditures to be growth related.

1